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                                                                Exhibit No. 23.5


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-27245) and related Prospectus of Eastern Environmental Services, Inc., of our reports dated December 27, 1996, with respect to the audited financial statements of R & A Bender, Inc., and R & A Bender Property, Ltd., included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated December 10, 1996 (as amended on Forms 8-K/A filed February 11, 1997, June 6, 1997, and July 10, 1997), filed with the Securities and Exchange Commission.


                                                     /s/ Boyer & Ritter


Chambersburg, Pennsylvania
July 10, 1997